EXHIBIT 99.1

MCI REAFFIRMS CURRENT FINANCIAL GUIDANCE,

CLARIFIES 8-K FILING

ASHBURN, Va., August 19, 2003 – MCI (WCOEQ, MCWEQ) today said it confirms its current financial guidance as reflected in its 8-K filing with the Securities and Exchange Commission (SEC) dated July 7, 2003.

To further clarify MCI’s 8-K filing dated August 18, 2003 with the Securities and Exchange Commission, the reference to the KPMG internal controls review relates to a company Form 8-K filing from June 3, 2003 in which it disclosed material weaknesses identified by KPMG.

The reference in the August 18, 2003 Form 8-K reporting June 2003 financial results indicate “. . . all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored” refers to all pre-bankruptcy projections of future company performance.

About WorldCom, Inc. WorldCom, Inc. (WCOEQ, MCWEQ), which currently conducts business under the MCI brand name, is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry’s most expansive global IP backbone, based on the number of company-owned POPs, and wholly-owned data networks, WorldCom develops the converged communications products and services that are the foundation for commerce and communications in today’s market. For more information, go to http://www.mci.com.

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